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                                                                  EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporated by reference in the Registration Statements of Nabors Industries, Inc. on Form S-8 (Registration Numbers 333-11313 and 33-87322) and on Form S-3 (Registration Number 333-2427) of our report dated November 25, 1996, except as to certain information presented in Notes 9 and 15, for which the date is December 20, 1996, on our audits of the consolidated financial statements of Nabors Industries, Inc. and Subsidiaries as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, which reports are included in this Annual Report on form 10-K.

                                             COOPERS & LYBRAND L.L.P.

Houston, Texas
December 30, 1996